UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2008

AmeriCredit Corp.

(Exact name of registrant as specified in its charter)

Texas	1-10667	75-2291093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3900, Fort Worth, Texas 76102

(Address of principal executive offices, including Zip Code)

(817) 302-7000

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

2008 Omnibus Incentive Plan for AmeriCredit Corp.

On August 6, 2008, the Board of Directors of AmeriCredit Corp. (the “Company”) approved the 2008 Omnibus Incentive Plan for AmeriCredit Corp. (the “2008 Plan”) to be submitted to the Company’s shareholders for approval. On October 28, 2008, the Company’s shareholders approved the 2008 Plan in the form recommended by the Board of Directors at the Company’s 2008 annual meeting of shareholders. The primary purpose of the 2008 Plan is to continue attracting, retaining and motivating the employees of the Company by enabling such employees to participate, through equity ownership, in the long-term growth and financial success of the Company. In addition, the 2008 Plan will enable the Company to continue to provide additional incentives to attract and retain qualified and competent non-employee directors. A copy of the 2008 Plan was included as an exhibit to the Proxy Statement, filed on Form DEF 14A with the Securities and Exchange Commission on September 15, 2008. A copy of the 2008 Plan is attached hereto as Exhibit 99.1 and is incorporated into this filing by reference. The following summary of the 2008 Plan is not intended to be complete and is qualified in its entirety by reference to the actual text of the 2008 Plan.

Shares Reserved Under the 2008 Plan

The number of shares of Common Stock that could be issued or awarded under the 2008 Plan shall not exceed 10,000,000, subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalizations or other changes in the outstanding Common Stock.

Grants Under the 2008 Plan

The Compensation Committee may grant stock options, restricted share awards, restricted stock units, performance awards, stock appreciation rights and limited stock appreciation rights. The Compensation Committee may determine that the vesting and/or payment of such awards shall be made subject to one or more performance goals.

Administration of the 2008 Plan

The 2008 Plan shall be administered by the Compensation Committee. The Compensation Committee shall have, among other powers, the power to interpret, waive, amend, establish or suspend rules and regulations of the 2008 Plan in its administration of such Plan. The Compensation Committee shall have the sole discretion to determine the number or amount of shares, units, cash or other rights or awards to be granted to any participant.

Eligible Participants

Under the 2008 Plan, and as designated by the Compensation Committee, any non-employee director and any employee of the Company or the Company’s affiliates may participate in the 2008 Plan and receive award(s) thereunder.

Term of the 2008 Plan

The 2008 Plan became effective on October 28, 2008 and will terminate on October 28, 2013, unless terminated earlier by the Board of Directors or extended by the Board with the approval of the shareholders.

Amendment No. 4 to the AmeriCredit Corp. Employee Stock Purchase Plan

On August 6, 2008, the Board of Directors approved an amendment to the AmeriCredit Corp. Employee Stock Purchase Plan (the “Purchase Plan”) to be submitted to the Company’s shareholders for approval. On October 28, 2008, the shareholders of the Company approved the amendment to the Purchase Plan in the form recommended by the Board of Directors at the Company’s 2008 annual meeting of shareholders. Amendment No. 4 to the Purchase Plan increased the number of shares of Common Stock reserved under the Purchase Plan from 5,000,000 to 8,000,000. A description of the Purchase Plan, as amended, was included as an exhibit to the Proxy Statement, filed on Form DEF 14A with the Securities and Exchange Commission on September 15, 2008.

A copy of Amendment No. 4 to the Purchase Plan is attached hereto as Exhibit 99.2 and is incorporated into this filing by reference. The summary above does not purport to be complete and is qualified in its entirety by reference to the actual text of Amendment No. 4 to the Purchase Plan.

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The information presented in Item 1.01 hereof with respect to the 2008 Plan and Amendment No. 4 to the Purchase Plan is hereby incorporated by reference in this Item 5.02.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description
99.1	2008 Omnibus Incentive Plan for AmeriCredit Corp.

99.2	Amendment No. 4 to the AmeriCredit Corp. Employee Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriCredit Corp.
(Registrant)

Date: November 3, 2008	By:	/s/ CHRIS A. CHOATE
Chris A. Choate
Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Exhibit
99.1	2008 Omnibus Incentive Plan for AmeriCredit Corp.

99.2	Amendment No. 4 to the AmeriCredit Corp. Employee Stock Purchase Plan